Exhibit 23 - Consent of Expert



G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                             702.362.0540 (fax)


                        CONSENT OF INDEPENDENT AUDITOR



May 13, 2002

To Whom It May Concern:

I have issued my report dated May 13, 2002, accompanying the financial statements of Nuclear Solutions, Inc. on Form 10-KSB for the period of February 27, 1997 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the Annual Report of Nuclear Solutions, Inc. on Form 10-KSB (File No. 000-31959).

Signed,


/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA

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